CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to incorporation by reference of our report dated March 1, 1996 included in the Company's Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in or made part of this Registration Statement on Form S-3.

                                   LUND KOEHLER COX & COMPANY, PLLP



Minneapolis, Minnesota
July 23, 1996